EXHIBIT 23.1 Consent of Robert Early & Company, P.C.










CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S 8 Registration Statement No. 333 115285 regarding the Stock Compensation Plan of KleenAir Systems, Inc. of our report on the audited financial statements of the Company dated March 31, 2005 which is being included in the annual report on Form 10 KSB of KleenAir Systems, Inc. for the year ended December 31, 2004.




 /s/ ROBERT EARLY & COMPANY, P.C.
Robert Early & Company, P.C.

Abilene, Texas
April 13, 2005






























                                EXHIBIT 23.1



















                                EXHIBIT 23.1